UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2020

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Section 3 - Securities and Trading Markets
Item 3.01.

(b)On February 27, 2020, Community West Bancshares (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that Mr. Martin E. Plourd, the Company’s President and Chief Executive Officer, had become aware of an inadvertent noncompliance by the Company with Nasdaq Rule 5605(c), which prohibits members of a Company’s audit committee to receive consulting fees of any amount.  The Company’s common stock is listed on the Nasdaq Global Market and, accordingly, the Company is subject to this rule.  The inadvertent noncompliance was immediately corrected upon discovery of the noncompliance.

On December 30, 2019, as a result of the Company’s system of internal controls, Mr. Plourd learned that Mr. Tom L. Dobyns, a member of the Company’s Board of Directors (the “Board”) and former member of the Board’s Audit Committee, no longer satisfied the independence requirements for audit committee membership pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Act”) and Nasdaq Rule 5605(c) as a result of receiving a nominal consulting fee for services performed by Mr. Dobyns for the Company.  Beginning August 2019, Mr. Dobyns performed consulting services for the Company and, in consideration for such services, during the fourth quarter 2019, the Company paid Mr. Dobyns consulting fees of $12,500.00 plus an additional $97.20 for travel reimbursement.  The Company has determined the amount of payment to be immaterial from a financial point of view.  However, under Rule 10A-3(b)(1) under the Act, a director will not be deemed independent for purposes of service on a company’s audit committee if the director has received any consulting fees at all (other than board of director fees).  Mr. Dobyns was unaware that there was no de minimis exception.  Once it was determined that Mr. Dobyns no longer satisfied the independence requirement for audit committee membership, Mr. Dobyns resigned from the Board’s Audit Committee, effective December 30, 2019, thereby correcting the violation.  After Mr. Dobyns’ resignation from the Audit Committee, the Audit Committee had four members, in excess of the minimum requirement of three members required pursuant to Nasdaq Rule 5605(c).

The notification to Nasdaq was made in accordance with Nasdaq Rule 5625, which requires a company with common securities listed on Nasdaq to report any noncompliance of Nasdaq’s Rule 5600 Series.  This report shall not constitute an admission that the inadvertent noncompliance reported herein is material.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2020

COMMUNITY WEST BANCSHARES

By:	/s/Susan C. Thompson

Susan C. Thompson
Executive Vice President and Chief Financial Officer